Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stanley Chia, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Quarterly Report on Form 10-Q of Vivid Seats Inc. for the period ended March 31, 2025 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Vivid Seats Inc.

Date: May 6, 2025	By:	/s/ Stanley Chia
Stanley Chia
Chief Executive Officer
(Principal Executive Officer)

I, Lawrence Fey, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Quarterly Report on Form 10-Q of Vivid Seats Inc. for the period ended March 31, 2025 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Vivid Seats Inc.

Date: May 6, 2025	By:	/s/ Lawrence Fey
Lawrence Fey
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Vivid Seats Inc. and will be retained by Vivid Seats Inc. and furnished to the Securities and Exchange Commission or its staff upon request.